EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-65940 on Form S-8 of Zimmer Holdings, Inc. of our report dated June 8, 2006 appearing in this Annual Report on Form 11-K of Zimmer Puerto Rico Savings and Investment Program for the years ended December 31, 2005 and 2004.
/s/ Crowe Chizek and Company LLC
South Bend, Indiana
June 26, 2006